UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 18, 2008
COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On March 18, 2008, the management team of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), made the following slideshow presentation during a meeting for investors and analysts.
Forward-Looking Statements
This presentation contains what the Company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk.
Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.
It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:
• changes in economic and business conditions in the world, especially the continuation of the global tensions and risks of further terrorist incidents that currently exist;
• increased competitive activity, including the inability to obtain and maintain price increases to offset higher production or material costs;
• the failure to achieve expected sales levels;
• consolidation among the Company’s competitors and customers;
• technology advancements;
• fluctuations in raw material and energy prices, including those of steel, crude petroleum and natural gas and the unavailability of such raw materials or energy sources;
• changes in interest and foreign exchange rates;
• increases in pension expense resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions;
• government regulatory initiatives, including the proposed and final regulations under the TREAD Act;

• changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons;
• the impact of labor problems, including a strike brought against the Company or against one or more of its large customers;
• litigation brought against the Company;
• an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets;
• the inability of the Company to execute the cost reduction/Asian strategies;
• the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications;
• the impact of reductions in the insurance program covering the principal risks to the Company, and other unanticipated events and conditions;
• the failure of the Company to achieve the full cost reduction and profit improvement targets as set forth in a presentation made by senior management and filed on Forms 8-K on September 7, 2006, October 31, 2006, April 5, 2007, January 16, 2008 and February 28, 2008; and
• the inability or failure of the Company to implement the strategic plan.
It is not possible to foresee or identify all such factors. Any forward-looking statements in this presentation are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.
Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.
The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.
Further information covering issues that could materially affect financial performance is contained in the Company’s periodic filings with the U. S. Securities and Exchange Commission (“SEC”).

Cooper Tire & Rubber Company Morgan Stanley Global Automotive Conference New York, NY March 18, 2008
Good Afternoon — my name is Roy Armes, and I serve as Cooper Tire & Rubber Company’s Chairman and Chief Executive Officer.
With me today are Phil Weaver, Vice President and Chief Financial Officer and Curtis Schneekloth, who serves as our Director of Investor Relations.

Safe Harbor Statement This presentation contains strategic goals and other forward-looking statements related to future financial results and business operations for Cooper Tire & Rubber Company. Actual results may differ materially from the goals and from current management forecasts and projections as a result of factors over which the Company has no control. Information on these risk factors and additional information on forward-looking statements are included in the Company's reports on file with the Securities and Exchange Commission and are set forth in the printed copies of this presentation on the last slide.
This is the standard Safe Harbor comment that is attached to any of our presentations and regards “Forward-Looking Statements” as defined by the SEC.
As future results may differ materially from our current projections, I encourage you to read our SEC filings for more information about our Company and its risk factors.

Contents 2007 Highlights Strategic Plan Summary Capital Allocation Process Questions and Answers
Today I will briefly highlight what occurred in 2007 for the Company. I will discuss the Strategic Plan that was presented in February, and the capital allocation process we highlighted during that presentation.
After our prepared remarks we will answer questions. There is more information regarding Cooper’s history on our website Coopertire.com. You should also feel free to contact Curtis if you have questions after the presentation.

2007 Highlights Record Sales $ 2.9 Billion 13.9 % increase over 2006 Operating Profit $ 134 Million $ 132 million improvement over 2006 before restructuring and impairment Net Income $ 120 Million $ 198 million improvement over 2006 Repurchased $ 81 million of Debt $ 46 million of Cooper's Shares
The results for 2007 were a dramatic improvement over 2006.
We set a sales record in 2007 of $2.9 billion. This was an increase of $357 million, or 13.9 percent, over 2006. This helped drive our operating profit to $134 million, an improvement of $132 million, when you excluded the impact of restructuring and impairments in 2006. Our net income also improved by $198 million to $120 million for the year.
During the year we began to exercise debt and share repurchases that were authorized by the Board of Directors. These repurchases totaled about $127 million.

2007 Highlights Successes Delivered $100 million of cost savings and profit improvement initiatives Converted Texarkana Launched the CS4 line Sold Oliver operations Signed Mexico Joint Venture agreement Ramped up Cooper Kenda Tire (China) Developed Strategic Plan
Some of the events that drove the improvement were a part of the soft restructuring program announced in the third quarter of 2006. You may recall we promised to deliver $100 million of cost savings and profit improvement initiatives as a part of that program. We were successful in doing that. This included the conversion of our Texarkana facility into a flex plant that will help us align with market needs. This conversion was done at a cost below our initial estimates. We had one of our most successful product launches ever when we rolled out the CS4 line. We sold our Oliver truck tire retreading operations, so that we can focus even more on the core business of manufacturing tires. A fifty-fifty joint venture was signed with a tire distributor in Mexico that will help us in expanding our presence in that market. Our Cooper Kenda Tire greenfield joint venture in China continued to successfully ramp up. In 2007, we completed a strategic planning process for Cooper. This process lasted almost nine months and included input from every level of the organization. The output is a plan and direction for Cooper to follow over the next three to five years. Going through this process has focused and energized our employees. As a part of this process, we reviewed the global tire industry and all the elements that could impact our business over the next few years. I would like to share a few of the key data points from that work with you. This will help in framing our strategic direction. The full presentation is available on our website.

Global Supply and Demand 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Demand 915.8666508 930.1358492 976.0387459 1017.364147 1012.699259 1050.055144 1085.904511 1144.883032 1183.864661 1215.545087 1255.30869 1303.814132 1359.334738 1413.508242 1469.897615 1524.358474 Supply 944.9246199 979.3892141 1008.81329 1057.194251 1028.018805 1065.687281 1108.003924 1177.5636 1219.565006 1240.387952 1268.610314 1319.565333 1376.236596 1428.341566 1482.038037 1536.424453 Supply / Demand appears balanced in the future Source: LMC World Tire Forecast Service, 2007 Base = Q1, 2001
One of the key issues we looked at during the strategic planning process was whether supply and demand would be balanced on a global basis. This slide represents the projected supply/demand balance over the next few years. It appears that with all of the announcements of added capacity and all of the announcements of plant closures, we can continue to expect a reasonable balance between supply and demand. There may be occasional regional or short-lived imbalances, but we believe the market will correct to address any imbalances. Of course, the growth of supply and demand varies by region. This estimate was based on several factors and wasn’t a simple straight lining of 2007 growth. Balanced supply and demand are definitely a plus for the tire industry.

Cost Breakdown Labor 20-30% Other 15-30% Raw Materials 50-55% Raw Material Breakdown % of RM Natural Rubber 20-25% Synthetic Rubbers 25-30% Carbon Black 10-15% Reinforcing Fabrics 10-15% Steel 10-15% Other Raw Materials 10-15% Input % of CoGS
Another significant factor impacting the tire industry is the increase we’ve seen in input costs the last few years.
As a proxy for the industry, I’ve provided our cost structure. It has three main components: Raw Materials, Labor, and Other Costs.
Raw Material components drive around 50-55% of our total costs. The next slide details what has happened with these costs since 2002. Some of these materials are oil derivatives and can be affected over the long term by increases in oil prices. Typically there is a delay between moves in the price of oil and the impact on our pricing. This is due to a separate supply/demand cycle for those products and the way we purchase raw materials. A strength of the industry over the last few years has been the ability to pass on these increases.

Raw Material Cost History 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 89.6 91.3 95.2 96.5 98.8 104.2 101.3 108 110.5 112.7 117.4 121 129.8 137.4 139.1 147 150.5 155.5 165.4 162.0666667 154.7666667 158.9333333 162.5 164.8
As you can see in this cost index chart, raw material price increases have been staggering. The market in the past was able to absorb these raw material increases, even if at times there has been a lag between the raw material and price increases.

Two Dimensions Necessary to Win Clear winners Winners at value end of market Clear losers Long term losers? product / brand advantage disappears Low High Low High Product and service differentiation Winning product portfolio Brand strength Market positions/distribution profile Premium customer service Operational Effectiveness Scale Access to low- cost/high-quality supply Cost effective operations
Throughout the strategic planning process we looked for what would be the characteristics of the winning companies. To that extent, we mapped Cooper and all of the competition on two traits. The first is operational effectiveness or the cost to manufacture tires. The second is product and service differentiation. This includes the value of the brand, customer service and product portfolio. We believe the winners will have to establish lasting competitive advantages in these two areas. The strategic plan, when executed, will further position Cooper as a clear winner.

Cooper's Strengths Global Footprint Product and Brand Portfolio Replacement Market Focus Distribution Network Significant U.S. Market Share Customer Relationships and Focus Customer Service and Support Speed to Market Financial Resources Manufacturing and Market Knowledge
Cooper’s strengths provide a firm foundation for the future. Our footprint extends around the globe. In addition to the company’s longtime manufacturing facilities in the U.S. and England, and our marketing and distribution activities throughout the U.S. and Europe, we have established footholds for both manufacturing and sales in China and Mexico. Cooper’s wide-ranging product and brand portfolio offers industry-leading coverage, making us a favorite with customers. Our focus on the replacement market allows us to concentrate on meeting dealer and consumer needs. The company’s extensive distribution network blankets not only the U.S., Canada and Europe, but with the addition of our Chinese and Mexican joint ventures, reaches well into Asia and South America. We enjoy a significant share of the U.S. market. Marketing ourselves as “the easiest tire company to do business with,” Cooper boasts longstanding dealer relationships and a customer-service focus that’s second to none. Our customer service and support, as well as consistently high fill rates, rank at or near the top in every dealer survey. Our speed to market in launching new products is a consistent strength. Our financial position is solid, and we have resources to invest in projects that provide excellent returns to shareholders. Cooper’s employees know tires. That knowledge is priceless.

Strategic Plan Value Creation Levers GOAL Shareholder Value Creation Profitability 7 - 8 % Operating Profit as % of Net Sales Growth 6 - 7% CAGR Next Level Targets Organizational Development Tools, People & Structure, Culture Global Cost Structure Sourcing and LCC Manufacturing 35 - 45% of manufacturing in LCC Manufacturing Cost Reductions 10 - 15% of addressable cost base Targeted Profitable Growth NA > 6% CAGR International > 17% CAGR Value Creation Levers We will build on strengths and...
The development of the Strategic Plan was not limited to identifying our strengths. We also identified value creation levers that would drive the goal of increasing shareholder value. These levers build off our existing strengths.
The first lever deals with improving our global cost structure. We will do this by increasing the amount of manufacturing we have in low-cost countries. We are around 16 to 18% today and will more than double this in the next few years. We are also tackling the costs in our existing manufacturing base. This will be accomplished by the use of Six Sigma and LEAN principles, the reduction of complexity, and the automation of certain processes. We also have opportunities to further reduce costs in our distribution network.
The second major lever is in the area of Targeted Profitable Growth. Our strategic plan calls for us to employ different tactics for each region to obtain this. The overall Company Compounded Annual Growth Rate, or CAGR, over the next few years as a result of this will be in the 6 to 7% range.
Pulling these levers will require us to invest in the development of parts of our organization. This is another area where we will leverage the strengths we have in developing a world class organization capable of delivering better than average shareholder returns.

Strategic Plan Execution Establishment of Project Management Office (PMO) Workstreams Defined Project charters developed to support plan targets Monitor Metrics and Milestones Address barriers, resource needs as they develop Insure execution to plan
To support implementation of the strategic plan, we have developed a management system that includes establishing a Project Management Office.
The PMO was established to assure strategic plan execution by monitoring key metrics and milestones as we progress through the implementation schedule. This involves identifying and relieving resource constraints plus addressing any barriers that are in the way of reaching targets. We have divided the plan into defined workstreams and assigned owners for each who will be responsible for implementing different parts of the plan. Within each workstream there are detailed projects that will be executed. The PMO will monitor the pace of these projects on an on-going basis and assure that expected results are delivered.

Sourcing and LCC Manufacturing Objectives 35 - 45 % of Manufacturing in LCC Meet Demand Lower Global Cost Structure Reduce Complexity Programs to achieve Cooper Kenda Tire (China) Cooper Chengshan Tire (China) Mexico Other Opportunities are global in nature.
One of the key components of our plan is to increase our manufacturing in low cost countries. This will be one element in reducing our global cost structure.
Our objective in the next few years is to manufacture 35 - 45% of our tires in lower cost countries while maintaining Cooper quality standards. In 2007, that rate was about 16 to 18%. In implementing this, we are going to insure that we source enough tires to meet demand, lower our cost structure, and create opportunities to reduce complexity. Our plan to achieve these objectives involves the ramp up at Cooper Kenda Tire, the expansions at Cooper Chengshan Tire, the outsourcing agreement with Mexico, and possibly other opportunities that we are currently analyzing.
Of course these types of opportunities are global in nature and we have to determine the effects of these decisions on the entire Company.

Cooper Capacity High and Low Cost Cost gap has narrowed, but there is still a 10 - 15% advantage to manufacturing in a LCC and shipping to a HCC High Cost Low Cost High Cost 0.85 0.15 High Cost 82% Albany Findlay Melksham Texarkana Tupelo Low Cost 18% Off-take Kenda - China Occidente - Mexico Joint Venture CCT - China CKT - China HCC LCC
As I previously mentioned, we currently have about 16 to 18% of our manufacturing capacity in low-cost countries. These operations can typically make and ship a tire to a high-cost region for between 10 to 15% lower than manufacturing in the high-cost region. The cost gap has narrowed over the last few years as a result of several factors, and it can vary based on circumstances, but it’s still an advantage. Our goal is to improve our total Company cost structure as we add more low-cost supply. The addition of this low cost supply also correlates to regions of the world that are expected to have the highest growth rates.
Investing in low-cost/high-quality supply will also add flexibility to the supply chain.

Manufacturing Cost Reductions Objectives 10 - 15 % reduction in addressable cost base Continue with high quality manufacturing Programs to achieve Process Efficiency Improvements Complexity Reduction and Management Automation Distribution Opportunities are global in nature.
The other key to improving our global cost structure is to reduce the costs in our existing facilities.
The immediate objective of these manufacturing cost reductions is to drive dramatic cost improvement and, therefore, improve competitiveness by focusing on 4 key areas: process efficiency improvements, complexity reduction and management, automation and distribution.
Although many of these initiatives will be started in the States, we will expand the focus to include our global partners, thereby multiplying the benefits across the organization.

Manufacturing Cost Reduction Programs and Benefits Complexity Reduce product complexity Reduce process complexity Increase capacity to handle complexity Process efficiency improvements Automation Capacity increases Apply Six Sigma and Lean methodology Replace manual processes Increase in capacity due to reduction in "non- scheduled" or "non- productive" time Distribution Optimize labor costs Reduce energy and utilities spending Cost savings Savings primarily through direct labor and scrap reduction Programs Drive two major benefits
Within the four manufacturing cost reduction programs, there are specific initiatives we have identified. The end result of all of this is to drive down costs while maintaining excellent quality. The other benefit is that we will see capacity increases without having to invest additional capital.

Manufacturing Cost Reduction Steps Complexity Process Efficiency Improvements Automation Distribution Black Belt Deployment Phase out low-volume, highly complex products Single source Cured tire handling NA - Leveraging Europe - 3PL Asia - Consolidation 12% Black Belt Deployment Optimize sourcing Optimize batch sizes Green tire handling Material handling NA Warehouse consolidation 28% Six Sigma Projects Continue product moves to optimize sourcing Tire building semi- automation Ongoing Process Improvements 60% % of Total Savings 2008 2009 2010
As mentioned earlier, we have developed specific plans and projects that will allow us to achieve the improvements we believe necessary. In 2008 we are staging certain projects that we will implement in 2009. We will continue with those projects in 2010, as well as expanding the projects across the organization. The associated cost savings potential is significant. We have considered and included the impact in the operating profit margins included within the metrics that you will find at the end of this presentation. The percentage at the bottom of this slide indicates the percent of the total targeted savings that we expect to achieve in each year from these manufacturing activities.
We believe that all of the initiatives I’ve discussed are achievable and represent a significant impact on the global cost structure of Cooper. There will be challenges associated to bringing all of this to reality, but we are confident we can overcome the hurdles.

Targeted Profitable Growth Objectives Total Company = 6 to 7% CAGR Global Net Sales = $3.6 billion Programs to achieve North America - Channel Alignment Asia - Grow TBR and PCR Europe - Focused on strengths in specific products and markets Opportunities are global in nature.
The second value creation lever will allow us to continue with profitable growth at Cooper.
Through implementation of the programs we have identified, we will be able to deliver a Compounded Annual Growth Rate of between 6 and 7% over the next few years. This is similar to the growth rates we’ve had in previous years. These programs will also align us with the regions and channels that we believe will experience the greatest growth opportunities in years to come.
Each region has a different approach that is best suited to Cooper’s position and that specific market’s needs.

NA Strategy by Channel Purchase Drivers and Needs Margin Product positioning Logistics excellence Margin Fill Rates Logistics excellence Portfolio Fill rates Inventory mgmt Fill rates Margins Degree of exclusivity National Retailers Regional Retailers Independents Wholesale Grow in all Channels, Growth not equal in all channels Continue Support of Independent Dealers Align organization and strategy to each channels needs
For example, in North America, we will align our products and programs to meet the individual channel’s specific needs. Our strategy builds on the strengths we have while positioning ourselves to align the organization for future opportunities. To do this, we are using a different focus for each of the individual channels. This is a significant change from the way we conducted business in the past when we had more of a “one size fits all” mentality in serving the different channels. As you can see, each channel has a different driver. Some are motivated by service and fill rates, while others are primarily interested in margins.
Our approach in the future will be tailored to meeting the needs of each channel, and we believe this should allow us to grow in all channels. We have already developed specific plans for each of these channels, but will not publicize the specifics as they are considered confidential information and a strategic advantage. Growth rates will not be equal in each channel. We expect to continue with a high level of penetration in the Independent channel. We will also continue with our presence in private label. We expect this to provide a CAGR in North America of around 6%. A significant portion of that is in the Cooper brand.

Asia Growth - Summary Truck and Bus Radial (TBR) Focus TBR on Tier 2 and 3 Products Continue to develop retail sales Focused growth in fleet sales Passenger Car Radial (PCR) Build in areas with greatest car parks (east coast) Shift production used for export sales to domestic Elevate the brand Continue to develop retail sales
In Asia we’ve decided to pursue growth in both Truck and Bus Radial and Passenger Car Radial segments. We have specific strategies developed to support each channel’s growth. It includes focusing on Tier 2 and 3 products in the TBR market and tailoring our approach to the needs of the distribution channels. In the PCR market, we’ll grow where the largest car parks exist and continue to develop a retail sales presence.

Asia Growth Timeline PCR TBR 2% 5% < 1% 6% 8% 10% 2007 2010 2015 Market Share
In implementing our plans in China, we have taken a long term approach that will build the best foundation for continued growth and success. We are aware of the challenges this presents and the significant upside that is in the market that can be realized if we successfully implement our plans. To that extent, we have developed a time-line that is realistic. We will position our brands and distribution while aligning production to meet the needs of our customers.

European Benefits Global leader in technology adoption Image for participation Second largest vehicle market in the world Helps diversify market and supply base Strategic Option = Focused Growth
As we reviewed the strategic options in Europe, we quickly realized there continue to be benefits from participating in what is the second largest tire market in the world. The European market is typically the first place new technologies are adopted and participation there can help a company gain insight into future trends. We have chosen a more focused strategy going forward because it optimizes our profit model and aligns our European business with Cooper’s global goals. This focused growth option means we will target specific products and channels leveraging our strengths where we can be winners in the marketplace.

Template Segment Invest for long- term share position Place selected bets Low High Cooper starting position Low High Market attractiveness Weak market share Better market share Optimize for profit with minimal resources Manage for volume and profit Each European Market is Reviewed Low growth market High growth market
Europe is not a single market, but several different markets that have individual needs. For example, the Alpine nations have specific requirements for their winter tires that you wouldn’t need in the southern countries. We assessed the needs of each region and Cooper’s position within each region. Based on this, we selectively invest in the markets and products that make the most sense.
Based on what the goal is, we can deploy different tactics to each market. The end result is that we will be focused on growing profitably in specific regions and products.

Supporting the Strategic Plan Sourcing and LCC Manufacturing Manufacturing Cost Reductions Tools People & Structure Culture IT Business Processes Performance Mgmt Value Creation Levers Enabler Targeted Profitable Growth Talent Management Succession Planning Org Structure Change Management The Cooper Way Greater Communication
To support our ability to pull the value creation levers we will need to invest in our organizational capabilities. There are many companies that are very good at developing strategic plans. The best companies actually assess what investments are needed to achieve the goals that are set out. Our ability to deliver these goals will rely on Cooper’s employees to perform and execute.
We’ve broken the organizational capabilities down into the areas of tools, people and structure, and culture.
Across the top you can see the value creation levers that were talked about earlier in the presentation. In order to achieve these, we will need to have the appropriate tools, people, and culture to support each of the initiatives.
In regards to the tools needed to support the initiatives, we are undergoing a process to review our IT systems. This process is on-going and is indicating that we may need to invest in additional resources to optimize these systems. This could come in the form of a more integrated system. If we do decide to implement an ERP system, it could provide several benefits, including improved global visibility and the ability to react to changes in the market even quicker. We are working on aligning our business processes so that they support a global organization.

Key Performance Metrics Metric 2007 Next Level ROIC 6.8% 9 - 10% Operating Profit as % of Net Sales 4.6% 7 - 8% Net Debt to Capital Ratio 20% 35 - 40% SG&A as % of Net Sales 6% 6% Global House Brand as % of Sales 62% 67% LCC Manufacturing 18% 35 - 45% Global Net Sales (6 - 7% CAGR) $2.9 Billion > $3.6 Billion Global Unit Sales 49.7 Million > 60.9 Million
By delivering on the strategic plan, we believe it will provide above average shareholder returns. The metrics on this slide provide a picture of where we expect to be in the future. On this slide, the term “Next Level” means in the next five year time horizon, although we are not ruling out that we can meet these goals earlier.
As a result of effectively implementing the plan we identified today, we believe ROIC should improve to the high single digits.
Operating profit as a percentage of sales will improve by almost 50% and we will continue to profitably grow. Net debt to capital ratio will be in the 35 to 40% range which should help optimize our risk levels and our weighted average cost of capital. SG&A will remain around 6% of net sales.
House brands as a percentage of global sales will increase to almost two thirds of our total sales. We will continue to increase the level of manufacturing in low cost countries to the range of 35 – 45% of total manufacturing. As we grow with the 6% or higher CAGR, we will see net sales increase along with unit sales. But our priority will be to build a sustainable, competitive product footprint to support our business, longer term.
These metrics are exciting and represent a healthy and profitable Company that will deliver a fair return to all of its stakeholders.

Capital Allocation Priorities - Determines priorities to fund - Consider alternate net present values Operations including minimum pension funding, maintenance capex levels, and seasonal working capital requirements. Dividends Strategic Investments (Profitable Growth, Cost reductions, additional Pension funding) Optimize WACC, long term capital structure; and improve credit ratings. Opportunistic capital structure changes Additional shareholder friendly activities
In the final part of the presentation today I’d like to discuss the process we typically use to determine how we expend cash generated. We generally follow the priorities listed on this slide and use calculations including relative net present values of various options to determine the optimal answer. These options include funding operations, paying dividends, making profitable investments, and looking at how to best finance these options.

Guidelines Target Inventory Turnover = 8x Net debt to capital ratio in the range of 35 - 40%. CAPEX Mature Markets - at or below depreciation, except where there are quick payback/high return opportunities Developing Markets - Strategic investments will be made above depreciation At least 30% of CAPEX needs to result in cost improvements Project payback < two years and pretax ROIC > 20%
We have several targets that help us in guiding our decisions. In terms of working capital, we believe that inventory levels to support turnover of around 8 times is appropriate. There is seasonality in the business so the rate can change somewhat as we progress through the year.
Our optimal net debt to capital ratio is in the range of 35 to 40%. We can go outside of this boundary under normal business conditions if the appropriate scenario presents itself. However, under 30% and we lose the benefits of the tax shield on interest; and over 50%, may be too aggressive for our business. We expect less leverage at the parent Company level and more within our joint ventures in the future.
Our expenditures on Capex vary by region. We typically expect to spend less than depreciation in mature markets unless there are strategic, high return projects with a quick payback. In developing markets, we’ll spend at a level greater than depreciation as we invest for growth and expansion. We work towards having at least 30% of what we approve for capital expenditures go towards projects that result in cost improvements. We also look for projects that have a less than two-year payback and pretax ROIC of more than 20%.

Guidelines Cont'd. Liquidity should be sufficient to weather a downturn in demand. Use of Excess Cash Analysis of "best use and greatest returns performed" Investments for growth Investments for cost reductions Debt pay down Share repurchase Special dividends Mergers and Acquisitions No specific plans at the current time All opportunities are analyzed for organizational impact and returns to shareholders.
We also want to insure that we have enough liquidity to weather any economic downturns.
If we are in a position where the Company has sufficiently funded our operations and the other items considered on the previous slide, then we will analyze the other possible uses for the cash. Preference is given to profitable projects to fund growth or cost reductions. The options analyzed also include debt pay down, share repurchases, and special dividends. As we review these options, the goal is to find the best combination of options for the stakeholders of the Company based on market conditions.
We have generated a larger than normal amount of cash. We have no plans for major acquisitions or mergers with other companies. Beyond that we will consider the options listed on this slide.

Uses of Cash Excludes cash generated from operations.
This slide provides information about how we may use some of the cash. At the top is the expected depreciation for 2008 to 2010 as a reference point. Below that are estimated ranges for uses of cash over next three years. These include rebuilding our inventory in 2008, working capital needs associated with planned growth, Capex, and dividends. At the bottom left you’ll find available funds at December 31, 2007 including the value of the Kumho investment. The final item shows other potential uses of cash between 2008 and 2010. These include completing the outstanding authorizations of debt and share repurchases. This schedule does NOT contain any amounts related to the cash generated from operations. Accordingly, it also does not include any additional shareholder friendly actions.

Current Trends North American Industry Shipments Down slightly through February Raw Materials Current Cooper outlook + 8 to 12%
Before we turn to your questions, I will spend a moment on the trends we have seen so far in 2008. The North American tire industry is experiencing sales at a rate less than originally projected by the RMA. We have seen anecdotal evidence of this at our customers as well. Examples of this are people replacing less than four tires, deciding to repair versus buy, or shifting to a lower price point rather than premium tires. As a result, our North American sales have also been below our expectations for the first two months and signs of softness continue to be present in the marketplace. Growth continues in our International segment and we expect volumes to increase as capacity is added in China at both of our facilities.
Raw Material costs have also spiked higher than we recently anticipated. Cooper uses LIFO to account for inventory. In periods of rising prices, our profits are impacted quicker than companies who use the FIFO method of valuing inventories. As you may have noticed, oil on Friday was trading around $109 a barrel, an amount much higher than we had planned. About 2/3rds of our raw material costs are derived from petroleum, so raw materials are increasing at a faster rate than anticipated. We also have seen natural rubber prices trading at higher than expected rates, with recent spot prices being almost 25% higher than we originally forecast for 2008. Lastly, steel rod prices appear to be experiencing upward pricing pressure as well.
We believe we can manage effectively through an economic downturn to minimize the impact on our profitability and cash flows while continuing to implement savings and sourcing projects required to reposition the cost structure of the company longer term. We have been successfully rebuilding our inventory in North America, which has helped to improve on our industry leading fill rates. We will continue to monitor the raw materials pricing and will take action as appropriate. We have also recently initiated other cost savings or deferral actions to manage through this period.

Questions and Answers
Thanks for your time today. We’d now like to open up for your questions.

Additional Safe Harbor Info It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to: changes in economic and business conditions in the world, especially the continuation of the global tensions and risks of further terrorist incidents that currently exist; increased competitive activity, including the inability to obtain and maintain price increases to offset higher production or material costs; the failure to achieve expected sales levels; consolidation among the Company's competitors and customers; technology advancements; fluctuations in raw material and energy prices, including those of steel, crude petroleum and natural gas and the unavailability of such raw materials or energy sources; changes in interest and foreign exchange rates; increases in pension expense resulting from investment performance of the Company's pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions; government regulatory initiatives, including the proposed and final regulations under the TREAD Act; changes in the Company's customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including a strike brought against the Company or against one or more of its large customers; litigation brought against the Company; an adverse change in the Company's credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets; the inability of the Company to execute its cost reduction/Asian strategies; the failure of the Company's suppliers to timely deliver products in accordance with contract specifications; the impact of reductions in the insurance program covering the principal risks to the Company, and other unanticipated events and conditions the failure of the Company to achieve the full cost reduction and profit improvement targets set forth in presentations made by senior management and filed on Forms 8-K on September 7, 2006, October 31, 2006, April 5, 2007, January 16, 2008 and February 28, 2008; inability or failure to implement the Company's strategic plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
	By:	/s/ Jack Jay McCracken
		Name:	Jack Jay McCracken
Date: March 18, 2008		Title:	Assistant Secretary